Exhibit 32

CERTIFICATIONS PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Quarterly Report of Cornerstone Bancshares, Inc., a Tennessee corporation  (“Cornerstone”), on Form 10-Q for the quarter ended March 31, 2011, as filed with the Securities and Exchange Commission (the “Report”), Nathaniel F. Hughes, President of Cornerstone, and Gary W. Petty, Jr., Senior Vice President and Chief Financial Officer of Cornerstone, respectively, do each hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of Cornerstone.

/s/ Nathaniel F. Hughes
Nathaniel F. Hughes
President (principal executive officer)
May 13, 2011

/s/ Gary W. Petty, Jr.
Gary W. Petty, Jr.
Senior Vice President and Chief Financial Officer (principal financial officer and accounting officer)
May 13, 2011

[A signed original of this written statement required by Section 906 has been provided to Cornerstone Bancshares, Inc. and will be retained by Cornerstone Bancshares, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.]